UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On November 19, 2025, Cypherpunk Technologies Inc. (f./k/a Leap Therapeutics, Inc.), a Delaware corporation (the “Company”), entered into a Waiver and Modification Agreement (the “Agreement”) with Winklevoss Treasury Investments, LLC (“Winklevoss Capital”), which modifies and waives certain provisions of the Common Warrant, dated October 8, 2025, issued by the Company in favor of Winklevoss Capital (the “WTI Common Warrant”) in connection with the private placement of such securities pursuant to the Securities Purchase Agreement, dated October 6, 2025, by and among the Company and the purchasers named therein.

The WTI Common Warrant provides that the Company will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of common stock, $0.001 par value per share (the “Common Stock”), shares of Common Stock reserved solely to be issued upon exercise of the WTI Common Warrant (the “Warrant Shares”), which are to remain free from preemptive rights or any other contingent purchase rights of persons other than Winklevoss Capital (the “Share Reservation Covenant”).

Under the Agreement, Winklevoss Capital has waived the Share Reservation Covenant with respect to 57,182,378 Warrant Shares (the “Restricted Warrant Shares”), so as to make such shares available to the Company for their potential offer, issue and sale under the Company’s previously announced “at-the-market” equity offering program, pursuant to which the Company may offer, issue and sell from time to time up to a maximum aggregate offering amount of $200 million of shares of its Common Stock.

In addition, Winklevoss Capital is not entitled to exercise the WTI Common Warrant in whole or in part with respect to such 57,182,378 Restricted Warrant Shares until the fifth trading day after the earlier to occur of (i) the Company’s authorized Common Stock having increased to at least 490,000,000 shares or (ii) the Company’s having effected a reverse stock split of its Common Stock in a ratio of at least 1 to 5 (1:5).

For the avoidance of doubt, the foregoing provisions of the Agreement are not applicable to the remaining number of Warrant Shares issuable under the WTI Common Warrant that are not Restricted Warrant Shares.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Waiver and Modification Agreement, dated November 19, 2025, by and between Cypherpunk Technologies Inc. and Winklevoss Treasury Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: November 20, 2025	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO